Exhibit 5


                    (LETTERHEAD OF CAHILL GORDON & REINDEL)


                                                                    July 2, 1999





                                                                  (212) 701-3000



Sequa Corporation
200 Park Avenue
New York, New York 10166



Dear Ladies and Gentlemen:

     We have acted as special counsel to Sequa Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), relating to the Company's proposed issue and sale, from time to time, of 500,000 shares of Class A Common Stock, no par value (the "Class A Common Stock"), of the Company issued in accordance with the terms and provisions of 1998 Key Employees Stock Option Plan of the Company (the "Plan"), to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement).

     We have examined (i) the Restated Certificate of Incorporation, and two Certificates of Amendment of the Restated Certificate of Incorporation, the Certificate of Amendment of Certificate of Incorporation, dated May 7, 1987, the Certificate of Amendment of Certificate of Incorporation, dated June 4, 1999 and the Restated and Amended Bylaws of the Company, (ii) the Plan, and (iii) the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company, resolutions, certificates of public officials and of representatives of the Company, (iii) the Registration Statement and schedules and exhibits thereto and (iv) such other documents and instruments that we have deemed necessary for the opinions hereinafter expressed.

     Based upon the foregoing, we advise you that, in our opinion, when issued upon the exercise of options in accordance with the provisions of the Plan, the Class A Common Stock will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of a copy of this opinion as an Exhibit to said Registration Statement.

                                              Very truly yours,



                                              /s/ CAHILL GORDON & REINDEL